UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share 9.000% Senior Notes due 2021	MFIN MFINL	NASDAQ Global Select Market NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Medallion Financial Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 14, 2019. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.      The following individuals were elected to the Company’s Board of Directors to serve as Class II Directors until the 2022 annual meeting of stockholders by the following votes:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Andrew M. Murstein	9,984,567	267,390	11,126,514
Allan J. Tanenbaum	9,961,650	290,307	11,126,514

2.      The Company’s stockholders ratified the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 by the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
20,613,633	579,453	185,385	0

3.      The Company’s stockholders approved a non-binding advisory resolution to approve the 2018 compensation of the Company’s named executive officers, as described in the proxy statement by the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
8,811,199	1,285,861	154,897	11,126,514

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2019

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
	Name:	Larry D. Hall
	Title:	Chief Financial Officer